ASSIGNMENT AND ASSUMPTION AGREEMENT

            THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is made and entered into as of November 2, 2015 by and among Franklin Value Investors Trust, a Massachusetts business trust ( “Assignor”), Franklin Value Investors Trust, a Delaware statutory trust (the “Assignee”), and Franklin Templeton Investor Services, LLC ( “Transfer Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to a certain Agreement and Plan of Reorganization dated as of November 2, 2015 between Assignor and Assignee, Assignor has sold and conveyed to Assignee certain assets of Assignor; and

            WHEREAS, in connection with such conveyance of assets, Assignor and Assignee have agreed that Assignor shall transfer and assign to Assignee all rights, title and interests of Assignor in and to certain contracts to which Assignor is a party; and

            WHEREAS, Assignor and Assignee have further agreed that Assignee shall expressly assume all of the obligations of Assignor arising under such contracts from and after the date of this Assignment; and

WHEREAS, the Assignor and the Transfer Agent are parties to a certain Amended and Restated Transfer Agency and Shareholder Services Agreement dated June 1, 2014 (the “Transfer Agency Agreement”); and

WHEREAS, the parties hereto desire that the Transfer Agency Agreement be transferred from Assignor to Assignee, as more specifically set forth below.

            NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereto, intending to be legally bound, hereby agree as follows:

            1.         Transfer and Assignment.  Assignor hereby sells, transfers and assigns to Assignee, its successors and assigns, all rights, title and interests of Assignor in, to and under the Transfer Agency Agreement.

            2.         Assumption of Obligations.  Assignee hereby assumes and agrees to observe and perform all of the obligations and duties of Assignor under the Transfer Agency Agreement from and after the date of this Assignment.

            3.         Consent to Assignment.  The Transfer Agent hereby acknowledges, consents and agrees to the foregoing assignment and assumption of the Transfer Agency Agreement.

            4.         Governing Law.  This Assignment shall be governed by and construed in accordance with the laws of the State of California without reference to the conflicts of laws provisions thereof.

            5.         Binding Effect.  This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

[THIS SPACE INTENTIONALLY LEFT BLANK]

6.         Counterparts.  This Assignment may be executed in any number of counterparts, each of which so executed shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed as of the day and year first above written.

FRANKLIN VALUE INVESTORS TRUST, a Massachusetts business trust

                                                            By:       /s/ Steven J. Gray

                                                            Name:  Steven J. Gray

                                                            Title:    Vice President and Secretary

FRANKLIN VALUE INVESTORS TRUST, a Delaware statutory trust

                                                            By:       /s/ Steven J. Gray

                                                            Name:  Steven J. Gray

                                                            Title:    Vice President and Secretary

FRANKLIN TEMPLETON INVESTOR SERVICES, LLC

                                                            By:       /s/ Basil K. Fox, Jr.

                                                            Name:  Basil K. Fox, Jr.

                                                            Title:    President

2